Exhibit 99.1

Investor Relations:	Media:
Charles Messman or Todd Kehrli	Todd Barrish Dukas PR
MKR Group	(212) 704-7385
(323) 468-2300	todd@dukaspr.com
tnxi@mkr-group.com

Telanetix Reports First Quarter 2009 Results

- Generated positive cash flow from operations in Q1
- Delivers total revenue of $8.6 million, Core Voice revenue grew 23% over prior year
- Restructures debt, reducing interest due by $16.8 million
- Reaffirms guidance for double-digit revenue growth in 2009

BELLEVUE, WA – May 13, 2009 - Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services and video telepresence solutions to the business market, today reported financial results for its first quarter of 2009, ended March 31, 2009.

Doug Johnson, Telanetix’s CEO, said, “We generated positive cash flow for the first time as a result of completing the final steps of our turnaround plan.  We continue to grow revenue, with core voice revenue growing 6.3% sequentially, and 23% year-over-year.  After the quarter ended, we transformed our capital structure by restructuring our debt, eliminating interest payments until October of 2011 and lowering overall obligations by $16.8 million.  The recent launch of our Digital Phone Service through one of the nation’s largest resellers of office products is very promising and we believe it will drive revenue growth in 2009.  Overall, our voice products continue to perform well in this economy as our customers look for cost saving alternatives and better ways to communicate.”

“Looking forward, we will concentrate our resources on growing our high-margin core voice offering, broadening sales channels, opportunistically pursuing video relationships, and maintaining expense controls. Although uncertanties exist, as more fully described in footnote 1 in our first quarter 10-Q, with the addition of our debt restructuring, we believe we will continue to improve our financial position in 2009 and expect to deliver double-digit annual revenue growth and improved gross margins for the year.  Additionally, as a result of the completion of our turnaround plan we do not anticipate that we will require additional capital to fund organic growth,” concluded Johnson.

Financial Highlights for the First Quarter of 2009
•	Revenue was $8.6 million compared to $8.5 million last quarter and $7.7 million for the first quarter of 2008.
o	Voice and network revenue was $7.0 million, compared to $6.7 million last quarter.
o	Video revenue was $1.5 million, compared to $1.8 million last quarter.
•	Gross profit was $4.3 million, or 50.1% of revenue, compared to $4.2 million, or 49.8% of revenue last quarter and $3.4 million, or 44.6% of revenue for the first quarter of 2008.
o	Voice gross margin was 55.5%, compared to 59.6% last quarter, reflecting a temporary reduction resulting from a few unprofitable customers.
o	Video gross margin was 25.7%, compared to 12.4% last quarter, reflecting a shift in revenue mix.
•
Total operating expense was $6.0 million, including $268,000 for stock compensation expense, compared to $8.9 million last quarter, which included $270,000 for stock compensation expense and a $2.4 million non-cash charge for impairment of intangibles, and $6.6 million for the same period last year, including $307,000 for stock compensation expense.

•
Net loss was $2.3 million, including a $1.4 million expense for interest and a $905,000 non-cash credit for fair market valuation of warrants and beneficial conversion feature liabilities, compared to a net loss of $6.9 million last quarter, which included a non-cash charge of $429,000 for fair market valuation of warrants and beneficial conversion feature liabilities and a $1.7 million expense for interest, and a net loss of $9.2 million a year ago, which included Series A preferred stock dividends and accretion of $2.6 million, expense related to fair market valuation of $2.2 million and interest expense of $1.3 million.  Net loss per share was $0.07, compared to a loss of $0.22 per share last quarter and a loss of $0.39 per share for the first quarter last year.

•	Adjusted EBITDA loss was $318,000, compared to $959,000 last quarter and $1.7 million last year.
•	At March 31, 2009, the cash and cash equivalents balance was $1.3 million.

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities.  A reconciliation can be found at the end of this release.

Recent Corporate Highlights
•	Technology Marketing Corporation's (TMC®) INTERNET TELEPHONY magazine named Digital Phone Service (DPS) as a recipient of its 2008 Product of the Year Award.
•	Launched DPS through one of the world's largest resellers of office products in March 2009 to extend Telanetix’s DPS channel distribution.
•	Selected as Costco Wholesale’s “Service of the Month” for March 2009 for Telanetix’s DPS under the AccessLine brand.
•	Restructured debentures to lower debt cash requirements allowing for organic growth of the company and reduced total interest due by $16.8 million.

Conference Call Information
Management will conduct a conference call at 10:00 am PT/1:00 pm ET on May 13, 2009 to discuss the company’s first quarter 2009 results.  To access the call in the United States, dial 866-711-8198; to dial-in internationally, dial 617-597-5327 and enter passcode 78648928.  The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through May 16, 2009 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. All parties will need to enter replay passcode 47251761.

About Telanetix, Inc.
Telanetix is a leading communications solutions provider offering next generation voice services and video telepresence solutions to the business market.  Telanetix solutions meet the real-world communications demands of its customers with powerful, cost effective industry-leading communication solutions. The company's voice offerings, marketed under the "AccessLine" brand, give business customers a flexible, easy to use, cost effective alternative to today’s traditional phone service, offering flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. The company's video telepresence offering, marketed under the Telanetix Digital Presence™ brand, creates fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment.  Additional information may be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

TELANETIX, INC.
Consolidated Balance Sheets

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash	$1,266,912	$975,137
Accounts receivable, net	2,653,081	3,591,859
Inventory	508,407	556,321
Prepaid expenses and other current assets	613,036	568,242
Total current assets	5,041,436	5,691,559
Property and equipment, net	5,051,265	5,178,194
Goodwill	7,868,134	7,821,728
Purchased intangibles, net	15,648,337	16,233,337
Other assets	995,850	983,098
Total assets	$34,605,022	$35,907,916
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,431,316	$2,456,706
Accrued liabilities	3,270,264	2,954,312
Accrued interest	1,813,232	888,242
Deferred revenue	986,342	1,021,389
Current portion of capital lease obligations	874,670	939,603
Warrant and beneficial conversion feature liabilities	4,493,352	5,398,724
Total current liabilities	13,869,176	13,658,976
Non-current liabilities
Capital lease obligations, net of current portion	782,201	814,052
Deferred revenue	212,586	188,134
Convertible debentures, less current portion	20,727,288	20,302,430
Total non-current liabilities	21,722,075	21,304,616
Total liabilities	35,591,251	34,963,592
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 200,000,000 shares;
Issued and outstanding: 31,366,662 at March 31, 2009 and 31,384,374 at December 31, 2008	3,137	3,139
Additional paid in capital	33,538,023	33,211,274
Warrants	10,000	10,000
Accumulated deficit	(34,537,389)	(32,280,089)
Total stockholders' equity (deficit)	(986,229)	944,324
Total liabilities and stockholders' equity	$34,605,022	$35,907,916

TELANETIX, INC.
Consolidated Statements of Operations

	Three months ended March 31,
	2009	2008
Revenues	$8,559,564	$7,656,761

Cost of revenues	4,267,593	4,242,999

Gross profit	4,291,971	3,413,762

Operating expenses
Selling & Marketing	1,669,901	1,647,813
General & Admin	2,287,389	2,868,329
Research, development and engineering	1,191,525	1,262,805
Depreciation	282,238	193,419
Amortization of purchased intangibles	585,000	585,000
Total operating expenses	6,016,054	6,557,366

Operating loss	(1,724,083)	(3,143,604)

Other income (expense)
Interest income	153	7,540
Interest expense	(1,438,743)	(1,265,595)
Change in fair market value of warrant and beneficial conversion feature liabilities	905,373	(2,208,492)
Total other income (expense)	(533,218)	(3,466,547)

Net loss	(2,257,300)	(6,610,151)

Series A preferred stock dividends, accretion and increase in stated value	-	(2,554,242)

Net loss applicable to common stockholders	$(2,257,300)	$(9,164,393)

Net loss per share - basic	$(0.07)	$(0.39)

Weighted average shares outstanding - basic	31,162,972	23,237,715

TELANETIX, INC.
Supplemental Table of Revenue Breakdown

	Three months ended March 31,
	2009	2008
Voice and Network Solutions	$7,024,192	$6,248,858

Video Solutions	1,535,372	1,407,903

Total	$8,559,564	$7,656,761

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	Three months ended March 31,
	2009	2008
Adjusted EBITDA (earnings release purposes only)
Net Loss	$(2,257,300)	$(6,610,151)
Depreciation and amortization of purchased intangibles	1,125,572	1,011,824
Interest expense	1,438,590	1,258,055
EBITDA	306,862	(4,340,272)
Adjustments for certain non-cash expenses:
Impairment of Intangibles
Change in fair market value of warrant and beneficial conversion feature liabilities	(905,373)	2,208,492
Stock and warrant compensation	280,341	442,393
Adjusted EBITDA	$(318,170)	$(1,689,387)